Exhibit 4.1

THE COCA-COLA COMPANY

$1,000,000,000 1.80% Notes Due 2016
$1,000,000,000 3.30% Notes Due 2021

Exchange and Registration Rights Agreement

August 10, 2011

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.

As representatives of the several Purchasers

named in Schedule I to the Purchase Agreement and

the Dealer Managers named in the Dealer Manager Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The Coca-Cola Company, a Delaware corporation (the “Company”), proposes to issue (i) upon the terms set forth in the Purchase Agreement (as defined herein) $1,000,000,000 in aggregate principal amount of its 1.80% Notes due 2016 and $1,000,000,000 in aggregate principal amount of its 3.30% Notes due 2021, and (ii) upon the terms set forth in the Dealer Manager Agreement (as defined herein) up to $1,000,000,000 in aggregate principal amount of its 1.80% Notes due 2016 and up to $1,000,000,000 in aggregate principal amount of its 3.30% Notes due 2021.  As an inducement to the Purchasers (as defined herein) to enter into the Purchase Agreement and in satisfaction of a condition to the Purchasers thereunder, and to the Dealer Managers (as defined herein) to enter into the Dealer Manager Agreement and in satisfaction of a condition to the obligations of the Dealer Managers thereunder, the Company agrees with the Purchasers and the Dealer Managers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.     Certain Definitions.  For purposes of this Exchange and Registration Rights Agreement (this “Agreement”), the following terms shall have the following respective meanings:

“2016 Notes” shall mean, collectively, the 1.80% Notes due 2016 of the Company issued pursuant to the Purchase Agreement and those issued pursuant to the Pool 1 Notes Exchange Offer.

“2021 Notes” shall mean, collectively, the 3.30% Notes due 2021 of the Company issued pursuant to the Purchase Agreement and those issued pursuant to the Pool 2 Exchange Offer.

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Closing Date” shall mean the date on which Securities are issued and sold pursuant to the Purchase Agreement.

“CCR” shall mean Coca-Cola Refreshments USA, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Dealer Manager Agreement” shall mean the Dealer Manager Agreement, dated August 3, 2011, between the Dealer Managers and the Company.

“Dealer Manager” or “Dealer Managers” shall mean the Dealer Managers named in the Dealer Manager Agreement.

“EDGAR System” means the EDGAR filing system of the Commission and the rules and regulations pertaining thereto promulgated by the Commission in Regulation S-T under the Securities Act and the Exchange Act, in each case as the same may be amended or succeeded from time to time (and without regard to format).

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and, (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(b)(ii) or Section 3(b)(iii) and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a).

“Exchange Offer Offering Documents” shall mean a confidential offering memorandum dated August 3, 2011 setting forth the terms and conditions of the Pool 1 Notes Exchange Offer and the Pool 2 Notes Exchange Offer and accompanying letter of transmittal, in each case, as may be amended or supplemented (including by documents incorporated by reference therein).

“Exchange Registration” shall have the meaning assigned thereto in Section 3(a).

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a).

“Exchanging Dealers” shall have the meaning assigned thereto in Section 2(a).

The term “holder” shall mean each person who acquires Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

“Indenture” shall mean the Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee, as supplemented by a First Supplemental Indenture, dated as of February 24, 1992, and as supplemented by a Second Supplemental Indenture, dated as of November 1, 2007, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Losses” shall have the meaning assigned thereto in Section 6(d).

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

The term “person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Pool 1 Notes Exchange Offer” shall mean the Company’s offer to exchange 2016 Notes and cash for up to $1.0 billion in aggregate principal amount of the 8.50% Notes due 2012, 3.75% Notes due 2012, 5.00% Notes due 2013, 7.375% Notes due 2014 and 4.25% Notes due 2015 of CCR upon the terms and subject to the conditions set forth in the Exchange Offer Offering Documents.

“Pool 2 Notes Exchange Offer” shall mean the Company’s offer to exchange 2021 Notes and cash for up to $1.0 billion in aggregate principal amount of the 7.125% Notes due 2017, 4.50% Notes due 2019, 0.0% Notes due 2020, 8.50% Notes due 2022, 8.00% Notes due 2022, 6.75% Notes due 2023, 6.95% Notes due 2026, 7.00% Notes due 2026, 6.75% Notes due 2028, 6.70% Notes due 2036, 6.75% Notes due 2038 and 7.00% Notes due 2098 of CCR upon the terms and subject to the conditions set forth in the Exchange Offer Offering Documents.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of August 3, 2011, between the Purchasers and the Company relating to the Securities.

“Purchasers” shall mean the Purchasers named in Schedule I to the Purchase Agreement.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following:  (i) in the circumstances contemplated by Section 2(a), the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a

Registrable Security with respect to Sections 5, 6 and 9 until the expiration of the Resale Period); (ii) in the circumstances contemplated by Section 2(b), a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement or the Company’s obligations to keep the Shelf Registration Statement effective have expired; (iii) subject to Section 8(b), such Security is eligible to be distributed to the public pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is or will be removed by the Company or pursuant to the Indenture or such legend does not apply pursuant to the Indenture or the Securities; or (iv) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c).

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c).

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Resale Period” shall have the meaning assigned thereto in Section 2(a).

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Company for its own account.

“Rule 144,” “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Securities” shall mean, collectively, the 2016 Notes and the 2021 Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Settlement Date” shall mean the latest of (i) the Closing Date, (ii) the last settlement date relating to the Pool 1 Notes Exchange Offer and (iii) the last settlement date relating to the Pool 2 Notes Exchange Offer.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b).

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Special Interest” shall have the meaning assigned thereto in Section 2(c).

“Suspension Period” shall have the meaning assigned thereto in Section 2(f).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee under the Indenture, together with any successors thereto in such capacity.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2.     Registration Under the Securities Act.

(a)   Except as set forth in Section 2(b) below, the Company agrees to use its commercially reasonable efforts to file under the Securities Act, no later than 120 days after the Settlement Date, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Registrable Securities for a like aggregate principal amount of debt securities issued by the Company, which debt securities are substantially identical to the Securities (and are entitled to the benefits of the Indenture), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Special Interest contemplated in Section 2(c) below (such new debt securities hereinafter called “Exchange Securities”).  The Company agrees to use its commercially reasonable efforts to cause the Exchange Registration Statement to become effective under the Securities Act no later than 180 days after the Settlement Date (unless the Exchange Registration Statement is reviewed by the Commission, in which case no later than 240 days after the Settlement Date).  The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act.  Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company further agrees to use its commercially reasonable efforts to (i) commence the Exchange Offer promptly after the Exchange Registration Statement has become effective and keep the Exchange Registration Statement effective until the closing of the Exchange Offer, (ii) hold the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to holders of Registrable Securities, (iii) exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer and (iv) complete the Exchange Offer no later than 45 days after the Effective Time.  The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company having exchanged the Exchange Securities for all outstanding Registrable Securities pursuant to the Exchange Offer and (ii), the Company having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 20 Business Days following the commencement of the Exchange Offer.  The Company agrees to use its commercially reasonable efforts (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer electing to exchange Registrable Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”) and (y) subject to Section 2(f), to keep such Exchange Registration Statement effective for a period (the

“Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed and such time as such broker-dealers no longer own any Registrable Securities.  With respect to such Exchange Registration Statement, such Exchanging Dealers shall have the benefit of the rights of indemnification and contribution set forth in Subsections 6(a), (c), (d) and (e).  Each holder of Registrable Securities who participates in an Exchange Offer will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal relating to such Exchange Offer) that it is not a Restricted Holder.

(b)   If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission regulations or interpretations, (ii) the Exchange Offer has not been completed 225 days after the Settlement Date (unless the Exchange Registration Statement is reviewed by the Commission, in which case no later than 285 days after the Settlement Date) or (iii) upon notice to the Company by any holder of any Registrable Securities that such holder is not eligible to participate in the Exchange Offer, the Company shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act no later than 45 days after the earlier of any event in clause (i), (ii) or (iii) of this Section 2(b) or, if later, 120 days after the Settlement Date, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of such Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”).  The Company agrees to use its commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after the event in clause (i), (ii) or (iii) of this Section 2(b) (unless such Shelf Registration Statement is reviewed by the Commission, in which case no later than 180 days after such event) or, if later, 180 days after the Settlement Date (unless such Shelf Registration Statement is reviewed by the Commission, in which case no later than 240 days after the Settlement Date) and to keep such Shelf Registration Statement continuously effective, subject to Section 2(f), for a period ending on the earlier of the first anniversary of the Effective Time and such time as all such Registrable Securities covered by the Shelf Registration Statement have either been sold as contemplated in the Shelf Registration Statement or shall cease to be Registrable Securities.  No holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder.  The Company agrees, after the Effective Time of the Shelf Registration Statement and promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to use its commercially reasonable efforts to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement (whether by post-effective amendment thereto or by filing a prospectus pursuant to Rules 430B and 424(b) under the Securities Act identifying such holder), provided, however, that nothing in this sentence shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(b)(iii).

(c)   In the event that (i) the Company has not filed the Exchange Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(a), or (ii) such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a) or Section 2(b), respectively, or (iii) the Exchange Offer has not been completed on or prior to the 225th day after the Settlement Date (unless the Exchange Registration Statement is reviewed by the Commission, in which case the 285th day after the Settlement Date), or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) is filed and declared effective but thereafter ceases to be continuously effective or the prospectus contained in such Exchange Registration Statement ceases to be usable for its intended purpose (A) at any time prior to the expiration of the Resale Period or (B) if related to corporate developments, public filings with the Commission or similar events or because such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve month period, (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), from and including the date such Registration Default shall occur, to, but excluding the date such Registration Default has been cured, special interest (“Special Interest”) shall accrue on the principal amount of the Registrable Securities over and above the otherwise applicable interest rate at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period in which such event has continued for more than 90 days up to a maximum rate of 0.50% per year.  Special Interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time.  In no event will Special Interest on Registrable Notes exceed 0.50% per year.

(d)   The Company shall take all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated.

(e)   Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time; and any reference herein to any post-effective amendment to a registration statement or to any prospectus supplement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

(f)    Notwithstanding anything to the contrary in this Agreement, the Company may suspend the use or the effectiveness of an Exchange Registration Statement or Shelf Registration Statement, or extend the time period in which it is required to file the Shelf Registration Statement, for up to 60 consecutive days and up to 90 days in the aggregate, in each case in any 12-month period (a “Suspension Period”) if the Board of Directors of the Company determines that there is a valid business purpose for suspension of the Exchange Registration Statement or Shelf Registration Statement; provided that the Company shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.

(g)   Notwithstanding anything to the contrary in this Section 2(c), Special Interest shall not accrue on any Registrable Security if the holder thereof failed to comply with its obligations to make the representations set forth in Section 2(a) or failed to provide the information required to be provided by it, if any, pursuant to Section 3(d).

3.     Registration Procedures.

If the Company files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a)   In connection with the Company’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Company shall:

(i)            use its commercially reasonable efforts to prepare and file with the Commission within the time periods specified in Section 2(a), an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use its commercially reasonable efforts to cause such Exchange Registration Statement to become effective within the time periods specified in Section 2(a);

(ii)           as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii)          promptly notify each broker-dealer that has requested or received copies of the prospectus included in such Exchange Registration Statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) the occurrence of any event that causes the Company to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(iv)          in the event that the Company would be required, pursuant to Section 3(a)(iii)(G), to notify any broker-dealers holding Exchange Securities (except as otherwise permitted during any Suspension Period), promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi)          use its commercially reasonable efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, to the extent required by such laws, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period, (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Securities by broker-dealers during the Resale Period; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(a)(vi), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(vii)         obtain a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(viii)        comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders no later than eighteen months after the Effective Time of such Exchange Registration Statement, an “earning statement” of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(b)   In connection with the Company’s obligations with respect to the Shelf Registration, if applicable, the Company shall:

(i)            use its commercially reasonable efforts to prepare and file with the Commission, within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the holders of Registrable Securities as, from time to time, may be Electing Holders and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);

(ii)           mail the Notice and Questionnaire to the holders of Registrable Securities (A) not less than 30 days prior to the anticipated Effective Time of the Shelf Registration Statement or (B) in the case of an “automatic shelf registration statement” (as defined in Rule 405), mail the Notice and Questionnaire to the holders of Registrable Securities not later than the Effective Time of such Shelf Registration Statement, and in any such case no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless and until such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein.

(iii)          after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;

(iv)          as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission to the extent such documents are not publicly available on the Commission’s EDGAR System;

(v)           comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi)          provide the Electing Holders and not more than one counsel for all the Electing Holders the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii)         for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(b)(vi) who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege, in such counsel’s reasonable belief), in the judgment of the counsel referred to in Section 3(b)(vi), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Electing Holders shall be conducted by one counsel designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities held by the Electing Holders at the time outstanding and provided further that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)        promptly notify each of the Electing Holders and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company set forth in Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) the occurrence of any event that causes the Company to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(x)            if requested by any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder, the name and description of such Electing Holder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi)           furnish to each Electing Holder and the counsel referred to in Section 3(b)(vi) an executed copy (or a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act to the extent such documents are not available through the Commission’s EDGAR System, and such other documents, as such Electing Holder may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder and to permit such Electing Holder to satisfy the prospectus delivery requirements of the Securities Act; and subject to Section 3(c), the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder (subject to any applicable Suspension Period), in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii)          use its commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration Statement is required to remain effective under Section 2(b) and for so long as may be necessary to enable any such Electing Holder to complete its distribution of Registrable Securities pursuant to such Shelf Registration Statement, (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(b)(xii), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(xiii)         unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be printed, penned, lithographed, engraved or otherwise produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

(xiv)        obtain a CUSIP number for all Securities that have been registered under the Securities Act, not later than the applicable Effective Time;

(xv)         notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Section 9(h) and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

(xvi)        comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders no later than eighteen months after the Effective Time of such Shelf Registration Statement, an “earning statement” of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(c)   In the event that the Company would be required, pursuant to Section 3(b)(viii)(G), to notify the Electing Holders, the Company shall promptly prepare and furnish to each of the Electing Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to

Section 2(f) or 3(b)(viii)(G), such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until (i) in the case of such notice from the Company pursuant to Section 3(b)(viii)(G) such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities in such Electing Holder’s possession at the time of receipt of such notice and (ii) the case of such notice from the Company pursuant to Section 2(f), the earlier of (A) 90 days after the commencement of such Suspension Period and (B) receipt of notice from the Company pursuant to Section 2(f) that such Suspension Period has been terminated.

(d)   In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act.  Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(e)   Until the expiration of one year after the Settlement Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement, or a valid exemption from the registration requirements, under the Securities Act.

(f)    As a condition to its participation in the Exchange Offer, each holder of Registrable Securities shall furnish, upon the request of the Company, a written representation to the Company (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender Offer Procedures, in either case contemplated by the Exchange Registration Statement) to the effect that (A) it is not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act, or if it is such an “affiliate”, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if it is a broker-dealer that holds Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Company or any of its affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by it in the Exchange Offer, (E) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from the Company or any of its affiliates, and (F) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (E).

4.     Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Agreement, including (a) all Commission and any FINRA registration, filing and review fees and expenses including reasonable fees and disbursements of one counsel for the Electing Holders in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Registrable Securities and the Exchange Securities, as applicable, for offering and sale under the State securities and blue sky laws referred to in Section 3(b)(xii), including any reasonable fees and disbursements of counsel for the Electing Holders in connection with such qualification, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities or Exchange Securities, as applicable, for delivery and the expenses of printing or producing any selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Registrable Securities or Exchange Securities, as applicable, to be disposed of (including certificates representing the Registrable Securities or Exchange Securities, as applicable), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Registrable Securities or Exchange Securities, as applicable, and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Company, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (i) any fees charged by securities rating services for rating the Registrable Securities or the Exchange Securities, as applicable, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or Exchange Securities, as applicable, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor.  Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities and Exchange Securities, as applicable, and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5.     Representations and Warranties.

The Company represents and warrants to, and agrees with, each Purchaser and each Dealer Manager and each of the holders from time to time of Registrable Securities that:

(a)   Each registration statement covering Registrable Securities or Exchange Securities, as applicable, and each prospectus (including any preliminary or summary prospectus)

contained therein or furnished pursuant to Section 3(a) or Section 3(b) and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than (A) from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(a)(iii)(G) or Section 3(b)(viii)(G) until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(a)(iv) or Section 3(b) or (B) during any applicable Suspension Period, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(a) or Section 3(b) or Section 3(g), as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein.

(b)   Any documents incorporated by reference in any prospectus referred to in Section 5(a), when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities expressly for use therein.

(c)   The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, as amended, or the by-laws or other governing documents, as applicable, of the Company or (iii)  result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (x) the registration under the Securities Act of the Registrable Securities and the Exchange Securities, as applicable, and qualification of the Indenture under the Trust Indenture Act, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offering and distribution of the Registrable Securities and the Exchange Securities, as applicable, and (z) such consents, approvals, authorizations, registrations or qualifications that have been obtained and are in full force and effect as of the date hereof.

(d)   This Agreement has been duly authorized, executed and delivered by the Company.

6.     Indemnification and Contribution.

(a)   The Company agrees to indemnify and hold harmless each holder of Registrable Securities included in an Exchange Registration Statement and each Electing Holder of Registrable Securities included in a Shelf Registration Statement against any and all losses, claims, damages or liabilities, joint or several, to which such holder or such Electing Holder may become subject under the Securities Act or the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or any Shelf Registration Statement, as the case may be, under which such Exchange Securities or Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Company to any such holder or any such Electing Holder, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such person through you specifically for use in connection with the preparation thereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)   The Company may require, as a condition to including any Registrable Securities in any Shelf Registration Statement filed pursuant to Section 2(b), that the Company shall have received an undertaking reasonably satisfactory to it from each Electing Holder of Registrable Securities included in such Shelf Registration Statement, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and all other Electing Holders of Registrable Securities included in such Shelf Registration Statement, to the same extent as the foregoing indemnity from the Company in Section 6(a) hereto, but only with reference to written information relating to such Electing Holder furnished to the Company by or on behalf of such Electing Holder through you specifically for use in the preparation of the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Electing Holder may otherwise have; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c)   Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party which it may have to any indemnified party otherwise than under this Section 6.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by you in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (iii) the indemnifying party shall not have employed counsel within a reasonable time after notice of commencement of the action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)   In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and such holders or Electing Holders shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending same) (collectively “Losses”) to which the Company and such holders or Electing Holders may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such holders or Electing Holders on the other from the offering of the Securities; provided, however, that in no case shall any such holder or Electing Holder (except as may be provided in any agreement among any of them relating to the offering of the Securities) be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder or Electing Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder or Electing Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, further that the holders and Electing

Holders’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such holder or Electing Holder severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such holder or Electing Holder on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by such holder or Electing Holder shall be deemed to be equal to the dollar amount of the proceeds to be received by such holder or Electing Holder from the sale of such holder’s or Electing Holder’s Registrable Securities pursuant to such registration.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or such holder or Electing Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and such holders or Electing Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls a holder or an Electing Holder within the meaning of the Securities Act shall have the same rights to contribution as such holder or Electing Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, including each officer and director of the Company, shall have the same rights to contribution as the Company, subject in each case to preceding sentence of this paragraph (d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

7.     Underwritten Offerings.

Each holder of Registrable Securities hereby agrees with the Company and each other such holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) the Company gives its prior written consent to such underwritten offering, (b) the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company, (c) each holder of Registrable Securities participating in such underwritten offering agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled selecting the managing underwriter or underwriters hereunder and (d) each holder of Registrable Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Company hereby agrees with each holder of Registrable Securities that, to the extent it consents to an underwritten offering hereunder, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using its commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

8.     Rule 144.

For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any holder of Registrable Securities, (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements

9.     Miscellaneous.

(a)   No Inconsistent Agreements.  The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities, or any other securities which would be inconsistent with the terms contained in this Agreement.

(b)   Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers, the Dealer Managers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers, the Dealer Managers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

(c)   Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at One Coca-Cola Plaza, Atlanta, Georgia 30313, and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d)   Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto, the holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e)   Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the Dealer Manager Agreement, the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(f)    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g)   Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h)   Entire Agreement; Amendments.  This Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder. Notwithstanding the foregoing sentence, this Agreement may be amended, without the consent of any holder of Registrable Securities, by written agreement signed by the Company, to cure any ambiguity or correct, modify or supplement any provision of this Agreement or otherwise for any other purpose provided that such amendment is not adverse to the holders of Registrable Securities in any material respect. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i)                                     Inspection.  For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the record holders of Registrable Securities shall be made available for inspection and copying on any Business Day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 9(c) and at the office of the Trustee under the Indenture.

(j)                                     Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(k)                                  Severability.  If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon the acceptance hereof by you, for yourselves (as Purchasers and Dealer Managers) and on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, each of the Dealer Managers and the Company.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of agreement among the Purchasers, the forms of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
The Coca-Cola Company

By:
Name:
Title:

Accepted as of the date hereof:

BNP Paribas Securities Corp.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

For Themselves (as Purchasers and Dealer Managers) and on behalf of each of the Purchasers

Exhibit A

The Coca-Cola Company

INSTRUCTION TO DTC PARTICIPANTS

[ • Date of Mailing]

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [•], 2011 *

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in The Coca-Cola Company’s (the “Company”) 1.80% Notes due 2016 and 3.30% Notes due 2021 (the “Securities”) are held.

The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [•], 2011.  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact The Coca-Cola Company, Attn:  [•], at One Coca-Cola Plaza, Atlanta, Georgia 30313 or (404) 676-2121.

*Not less than 28 calendar days from date of mailing.

The Coca-Cola Company

Notice of Registration Statement
and
Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) between The Coca-Cola Company (the “Company”) and the Purchasers and Dealer Managers named therein.  Pursuant to the Exchange and Registration Rights Agreement, the Company has filed or will file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 1.80% Notes due 2016 and 3.30% Notes due 2021 (the “Securities”).  A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement and can be obtained from the Commission’s website at www.sec.gov.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [•], 2011.  Beneficial owners of Registrable Securities who do not properly complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Exchange and Registration Rights Agreement.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Pursuant to the Exchange and Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, its officers who sign any Shelf Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), against certain loses arising out of an untrue statement, or the alleged untrue statement, of a material fact in the Shelf Registration Statement or the related prospectus or the omission, or alleged omission, to state a material fact required to be stated in such Shelf Registration Statement or the related prospectus, but only to the extent such untrue statement or omission, or alleged untrue statement or omission, was made in reliance on and in conformity with the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)   (a)       Full legal name of Selling Securityholder:

(b)       Full legal name of registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (3) below:

(c)       Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(2)   Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

E-mail for Contact Person:

(3)   Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a)       Principal amount of Registrable Securities beneficially owned:
CUSIP No(s). of such Registrable Securities:

(b)       Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)       Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:
CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)   Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

(5)   Individuals who exercise dispositive powers with respect to the Securities:

If the Selling Securityholder is not an entity that is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (a “Reporting Company”), then the Selling Securityholder must disclose the name of the natural person(s) who exercise sole or shared dispositive powers with respect to the Securities.  Selling Securityholders should disclose the beneficial holders, not nominee holders or other such others of record.  In addition, the Commission has provided guidance that Rule 13d-3 of the Securities Exchange Act of 1934 should be used by analogy when determining the person or persons sharing voting and/or dispositive powers with respect to the Securities.

(a)       Is the holder a Reporting Company?

Yes  ☐                                          No  ☐

If “No”, please answer Item (5)(b).

(b)     List below the individual or individuals who exercise dispositive powers with respect to the Securities:

Please note that the names of the persons listed in (b) above will be included in the Shelf Registration Statement and related Prospectus.

(6)   Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(7)   Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note:  In no event may such method(s) of distribution take the form of an underwritten offering of Registrable Securities without the prior written agreement of the Company.

(8)   Broker-Dealers:

The Commission requires that all Selling Securityholders that are registered broker-dealers or affiliates of registered broker-dealers be so identified in the Shelf Registration Statement.  In addition, the Commission requires that all Selling Securityholders that are registered broker-dealers be named as underwriters in the Shelf Registration Statement and related Prospectus, even if they did not receive the Registrable Securities as compensation for underwriting activities.

(a)       State whether the undersigned Selling Securityholder is a registered broker-dealer:

Yes  ☐                                          No  ☐

(b)       If the answer to (a) is “Yes”, you must answer (i) and (ii) below, and (iii) below if applicable.  Your answers to (i) and (ii) below, and (iii) below if applicable, will be included in the Shelf Registration Statement and related Prospectus.

(i)        Were the Securities acquired as compensation for underwriting activities?

Yes  ☐                                          No  ☐

If you answered “Yes”, please provide a brief description of the transaction(s) in which the Securities were acquired as compensation:

(ii)       Were the Securities acquired for investment purposes?

Yes  ☐                                          No  ☐

(iii)      If you answered “No” to both (i) and (ii), please explain the Selling Securityholder’s reason for acquiring the Securities:

(c)       State whether the undersigned Selling Securityholder is an affiliate of a registered broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s):

Yes  ☐                                          No  ☐

(d)       If you answered “Yes” to question (c) above:

(i)        Did the undersigned Selling Securityholder purchase Registrable Securities in the ordinary course of business?

Yes  ☐                                          No  ☐

If the answer is “No” to question (d)(i), provide a brief explanation of the circumstances in which the Selling Securityholder acquired the Registrable Securities:

(ii)       At the time of the purchase of the Registrable Securities, did the undersigned Selling Securityholder have any agreements, understandings or arrangements, directly or indirectly, with any person to dispose of or distribute the Registrable Securities?

Yes  ☐                                          No  ☐

If the answer is “Yes” to question (d)(ii), provide a brief explanation of such agreements, understandings or arrangements:

If the answer is “No” to Item (8)(d)(i) or “Yes” to Item (8)(d)(ii), you will be named as an underwriter in the Shelf Registration Statement and the related Prospectus.

(9)   Hedging and short sales:

(a)       State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to the Registrable Securities:

Yes  ☐                                          No  ☐

If “Yes”, provide below a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, including the extent to which such hedging transactions remain in place:

(b)                     Set forth below is Interpretation A.65 of the Commission’s July 1997 Manual of Publicly Available Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the undersigned Selling Securityholder will be deemed to be aware of the foregoing interpretation.

*              *              *              *              *

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, particularly Regulation M (or any successor rule or regulation).

The Selling Securityholder hereby acknowledges its obligations under the Exchange and Registration Rights Agreement to indemnify and hold harmless the Company and certain other persons as set forth in the Exchange and Registration Rights Agreement.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide such additional information that the Company may reasonably request regarding such Selling Securityholder and the intended method of distribution of Registrable Securities in order to comply with the Securities Act.  Except as otherwise provided in the Exchange and Registration Rights Agreement, all notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)    To the Company:

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

Attn:  [•]

(ii)           With a copy to:

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above.  This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [•], 2011 TO THE COMPANY’S COUNSEL AT:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Richard B. Aftanas

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Deutsche Bank Trust Company Americas

The Coca-Cola Company

c/o Deutsche Bank Trust Company Americas

[Address of Trustee]

Attention:  Trust Officer

Re:                               The Coca-Cola Company (the “Company”)

1.80% Notes due 2016 (the “Notes”)

Dear Sirs:

Please be advised that                                                 has transferred $                                   aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form S-3ASR (File No. 333-          ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [•], 2011 or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Deutsche Bank Trust Company Americas

The Coca-Cola Company

c/o Deutsche Bank Trust Company Americas

[Address of Trustee]

Attention:  Trust Officer

Re:                               The Coca-Cola Company (the “Company”)

3.30% Notes due 2021 (the “Notes”)

Dear Sirs:

Please be advised that                                                 has transferred $                                   aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form S-3ASR (File No. 333-          ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [•], 2011 or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)